UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 18, 2009

STEREOTAXIS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50884	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e). On February 18, 2009, the Compensation Committee of the Board of Directors of Stereotaxis, Inc. (the “Company”) approved modifications to the severance packages for the following executive officers: Douglas M. Bruce, Louis T. Ruggiero, James M. Stolze and Melissa C. Walker. The modifications were made in order to standardize the severance arrangements for the Company’s executive officers. If any such executive officer is terminated without cause and without a change of control of the Company, such executive officer will have the right to receive payments in the amount of his or her base salary for a period of 12 months following such termination; provided, however, if such officer is reemployed by the Company or finds comparable employment during such 12 month period, the salary continuation payments will be offset by the amount of any of the officer’s new salary. Such officer will also receive continued medical and dental benefits. If such officer is terminated upon a change of control or upon a change of control such officer resigns for “good reason” (as defined below), the officer will be entitled to receive payments in the amount of his or her base salary for a period of 12 months following such termination and will also receive medical and dental benefits for such period.

“Good reason” shall mean: (i) requiring the officer to be based at any office or location more than 50 miles from the officer’s office or location as of the date of the change of control; (ii) the assignment to the officer of any duties inconsistent in any respect with the officer’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as of the date of the change of control or any action by the Company or any of its subsidiaries which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an action taken by the Company or one of its subsidiaries, to which the officer objects in writing by notice to the Company within 10 business days after the officer receives actual notice of such action, which is remedied by the Company or one of its subsidiaries promptly but in any event no later than 5 business days after the officer provided such notice; or (iii) the reduction in the officer’s total compensation and benefits below the level in effect as of the date of the change of control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: February 24, 2009	By:	/s/ Michael P. Kaminski
	Name:	Michael P. Kaminski
	Title:	President and Chief Executive Officer